Emergent BioSolution’s Statement on the Status of its Camden Manufacturing Facility  GAITHERSBURG, Md., August 12, 2022 – Emergent (NYSE: EBS) received a communication from the FDA on August 10, 2022. That communication included the issuance of a warning letter. We share the FDA’s focus on protecting public health. Quality and compliance are critical to our operations at Emergent. As we discussed on our August 1, 2022 earnings call, while waiting for FDA’s response related to the February 2022 inspection of the facility, we retained a third party for additional review of the facility and to provide additional oversight of our processes for product release. As the FDA states in the warning letter, this step is critical to ensuring medically necessary products get to the patients who need them. Biopharmaceutical manufacturing is complex, and the stakes are high. That is why we have made significant investments to upgrade our physical capabilities and are focused on strengthening our culture of quality and compliance. This is a process that doesn’t happen overnight, but one to which we are committed. Safe Harbor Statement This communication may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact are forward-looking statements. You should not unduly rely on any forward- looking statements, which speak only as of the date of this communication. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the Securities and Exchange Commission, when evaluating forward-looking statements. Media Contact: Matt Hartwig Director, Media Relations 240-760-0551 hartwigm@ebsi.com Investor Contact: Robert G. Burrows Vice President, Investor Relations 240-631-3280 burrowsr@ebsi.com